UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 6, 2014

Louisiana Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-33573	20-8715162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Veterans Memorial Boulevard, Metairie, Louisiana	70005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(504) 834-1190

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders

(a)           An Annual Meeting of Shareholders of Louisiana Bancorp, Inc. (the "Company") was held on May 6, 2014.

(b)           There were 2,864,092 shares of common stock of the Company eligible to be voted at the Annual Meeting and 2,541,027 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the votes cast for each proposal were as follows:

1.	Election of directors for a three year term:

	For	Withheld	Broker Non-votes
Michael E. Guarisco	1,960,233	27,900	552,894
Gordon K. Konrad	1,960,233	27,900	552,894

2.	To ratify the appointment of LaPorte, A Professional Accounting Corporation as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

For	Against	Abstain
2,495,541	45,086	400

Each of the Company’s nominees was elected as director and the proposal to ratify the appointment of the Company’s independent registered public accounting firm was adopted by the shareholders of the Company at the Annual Meeting.

(c)           Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOUISIANA BANCORP, INC.

Date: May 7, 2014	By:	/s/ John LeBlanc
John LeBlanc
Executive Vice President and Chief Financial Officer